                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                              September 12, 1996
               Date of Report (Date of earliest event reported)


                           PATTERSON DENTAL COMPANY
            (Exact name of registrant as specified in its charter)


        Minnesota                      0-20572                41-0886515
- ----------------------------    ---------------------    ---------------------
(State or other jurisdiction    (Commission File No.)    (IRS Employer ID No.)
of incorporation)


             1031 Mendota Heights Road, St. Paul, Minnesota 55120
             ----------------------------------------------------
                   (Address of principal executive offices)


                                (612) 686-1600
             -----------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 5.   OTHER EVENTS.

     Pursuant to an Asset Purchase Agreement dated as of September 12, 1996, Patterson Dental Company (the "Company") has agreed to purchase from Deluxe Corporation, St. Paul, Minnesota ("Deluxe") substantially all of the assets of the Colwell ("Colwell") division of Deluxe for a purchase price of $60,000,000 plus the assumption of up to $1.5 million of accounts payable and other liabilities. Colwell, which produces and markets stationery and office supply products to health care providers, had 1995 sales of approximately $55,000,000.

     The acquisition is subject to customary closing conditions including required governmental approvals.

     Funds for the acquisition will be provided by the Company's available cash, an unsecured line of credit with First Bank National Association and an unsecured revolving line of credit to be established with PNC Bank National Association.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 19, 1996             PATTERSON DENTAL COMPANY


                                       By: /s/ Ronald E. Ezerski
                                           -----------------------
                                             Ronald E. Ezerski
                                             Vice President and Chief Financial
                                             Officer

                                       3